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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported):  January 5, 1998



                                  INDENET, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                          0-18034                       68-015837
(State or other                   (Commission                   (IRS Employer
jurisdiction of                    File No.)                 Identification No.)
incorporation)


                16000 Ventura Blvd., Suite 700, Encino, CA 91436
             (Address of principal executive offices)    (Zip Code)



      Registrant's telephone number, including area code:  (248) 380-6070
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On January 5, 1998 IndeNet, Inc. (the "Company"), upon recommendation of the Company's Audit Committee and approval by the Company's Board of Directors, engaged KPMG Peat Marwick, LLP ("Peat Marwick") to perform future independent audits of the Company. Peat Marwick thereby replaces BDO Seidman, LLP ("BDO Seidman") as the Company's independent accountants.

         The change in accountants did not result from any dissatisfaction or disagreement with BDO Seidman. Instead, the change resulted from the Company's putting its audit work out to bid. BDO Seidman participated in the bidding process.

         In connection with the audits of the two years ended March 31, 1997, and the subsequent interim period through January 5, 1998, there were not disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference in connection with their opinion to the subject matter of the disagreement.

         The audit reports of BDO Seidman on the financial statements of the Company as of and for the years ended March 31, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         The Company has requested BDO Seidman to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 9, 1998, is filed as Exhibit 16 to this Form 8-K.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.        The following exhibits are filed herewith:

                 Exhibit No.                           Description
                 -----------                           -----------
                 16                                    Letter from BDO Seidman, LLP Re
                                                       Change in Certifying Accountant

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INDENET, INC.



January 9, 1998                   By:    /s/ Andre A. Blay
                                     ------------------------------------------
                                          Andre A. Blay
                                          Chairman of the Board and
                                          Chief Executive Officer

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                                Exhibit Index




Exhibit No.                                 Description
-----------                                 -----------

16                                          Letter from BDO Seidman, LLP Re
                                            Change in Certifying Accountant